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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------




We hereby consent to the incorporation by reference in the Registration Statements of Eastern Environmental Services, Inc.:

(i)    on Form S-8 (Registration Statement No. 33-25155),
(ii)   on Form S-8 (Registration Statement No. 33-21251),
(iii)  on Form S-8 (Registration Statement No. 33-37374),
(iv)   on Form S-8 (Registration Statement No. 33-45250),
(v)    on Form S-3 (Registration Statement No. 333-00283),
(vi)   on Form S-8 (Registration Statement No. 333-28627),
(vii)  on Form S-3 (Registration Statement No. 333-32361),
(viii) on Form S-3 (Registration Statement No. 333-47089),
(ix)   on Form S-4 (Registration Statement No. 333-37845),
(x)    on Form S-8 (Registration Statement No. 333-48265),
(xi)   on Form S-3 (Registration Statement No. 333-49613), and
(xii)  on Form S-3 (Registration Statement No. 333-56247)

of our report dated October 5, 1998, with respect to the combined financial statements of Regional Recycling, Corp. and affiliates included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K/A dated August 20, 1998 filed with the Securities and Exchange Commission.


              /s/ Marden, Harrison & Kreuter, Certified Public Accountants, P.C.



Port Chester, New York
October 19, 1998